REPORT OF INDEPENDENT REGISTERED
     PUBLIC ACCOUNTING FIRM
       ON INTERNAL CONTROL



  Board of Directors and Shareholders
  Matrix Advisors Value Fund
  New York, New York


  In planning and performing our audit of the financial statements of Matrix Advisors Value Fund, for the year ended June 30, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

  The management of the Fund is responsible for
  establishing and maintaining internal control.   In fulfilling
  this responsibility, estimates and judgments by
  management are required to assess the expected
  benefits and related costs of controls.   Generally,
  controls that are relevant to an audit pertain to the
  entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
  United States of America.   Those controls include the
  safeguarding of assets against unauthorized acquisition, use, or disposition.

  Because of inherent limitations in any internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of the internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

  Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public
  Accountants.   A material weakness is a condition in
  which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their
  assigned functions.   However, we noted no matters
  involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses, as defined above, as of June
  30, 2004.

  This report is intended solely for the information and use of management and the Board of Directors and Shareholders of the Matrix Advisors Value Fund and the
  Securities and Exchange Commission, and is not intended to be and should not be used by anyone other than these specified parties.





   TAIT, WELLER & BAKER
  Philadelphia, Pennsylvania
  August 6, 2004